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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Current Report on Form 8-K of our reports on the financial statements and financial statements schedules of TriNet Corporate Realty Trust, Inc., for the three years ended December 31, 1998, dated January 22, 1999, except for Note 16, as to which the date is March 12, 1999, incorporated by reference into its Registration Statement on Form S-4 (No. 333-85897) dated September 21, 1999.

PricewaterhouseCoopers LLP

San Francisco, CA
November 2, 1999